United States
                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest Event Reported)     January 23, 2006
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                    NORTHERN EMPIRE BANCSHARES
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


 CALIFORNIA                        2-91196           94-2830529
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(State or other jurisdiction     (Commission      (IRS Employer
of incorporation)                File Number)     Identification No.)


       801 Fourth Street, Santa Rosa, California   95404
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    (Address of principal executive offices)     (Zip code)

   Registrant's telephone number, including area code   (707) 579-2265
                                                        --------------


      ----------------------------------------------------------
      Former Name or former address, if changed since last report



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):



  ( ) Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

  ( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

  ( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ( ) Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At the meeting of the Company's Board of Directors on January 17, 2006, the Board reassigned certain principal officers, effective January 17, 2006, as follows:

1. Larry V. Sorensen has been appointed Chief Financial Officer of the Company. Mr. Sorensen, 46, has has served as been Executive Vice President and Corporate Development Officer of Sonoma National Bank, principal subsidiary of the Company, since May 2002. He continues to serve as Executive Vice President and Corporate Development Officer of Sonoma National Bank. Prior to joining Sonoma National Bank, Mr. Sorensen was the Finance Director of Corrigo, Inc., an internet and wireless service management software company headquartered in Wilsonville, Oregon and Vice President of Corporate Development of Golden West Financial Corporation, a savings and loan holding company based in Oakland, California.

2. Jane M. Baker, 59, has been appointed Chief Accounting Officer of the Company. Previously Ms. Baker served as Chief Financial Officer of the Company since December 2002 and as Senior Vice President and Chief Financial Officer of Sonoma National Bank since August 1995. She continues to serve as Senior Vice President and Chief Financial Officer of Sonoma National Bank.





                               Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   NORTHERN EMPIRE BANCSHARES

Date:  January 23, 2006            /s/ Deborah A. Meekins
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                                  Deborah A. Meekins
                                  President and Chief Executive Officer